Exhibit 99.1

Teva Reports Third Quarter 2019 Financial Results

  Revenues of $4.3 billion
  GAAP diluted loss per share of $0.29
  Non-GAAP diluted EPS of $0.58
  Free cash flow of $551 million
  Spend base reduction of $2.9 billion since initiation of the restructuring plan in 2018; on-track to achieve $3.0 billion by the end of 2019
  Full year 2019 business outlook revised to:
    Net revenues of $17.2 - $ 17.4 billion (prior $17.0 - $ 17.4 billion)
    Operating income of  $4.0 - $ 4.2 billion (prior $3.8 - $ 4.2 billion)
    EBITDA of $4.5 - $ 4.8 billion (prior $4.4 - $ 4.8 billion)
    EPS of $2.30 - $2.50 (prior $2.20 - $2.50)
    Free cash flow of  $1.7 - $2.0 billion (prior  $1.6 - $2.0 billion)

JERUSALEM--(BUSINESS WIRE)--November 7, 2019--Teva Pharmaceutical Industries Ltd. (NYSE: TEVA, TASE: TEVA) today reported results for the quarter ended September 30, 2019.

Mr. Kåre Schultz, Teva’s President and CEO, said, "During the third quarter, we continued to make significant progress in achieving our 2019 goals. Free cash flow was especially strong in the quarter, totaling $550 million. Our North American generics business continued its steady trend, achieving sales of $914 million, supported by 39 new product launches in the first nine months of 2019, including generic EpiPen® Jr. Among our branded products, AUSTEDO® continues to demonstrate consistent growth, and AJOVY® maintained its U.S. market share and is being introduced in the EU."

Mr. Schultz added: "We remain on track to achieve our two-year restructuring target of a $3 billion spend base reduction. Looking ahead, we are committed to driving long-term shareholder value by maximizing profits from existing core businesses, increasing sales of new brands and products, executing our biosimilar/biologics strategy, delivering manufacturing efficiencies, and generating strong free cash flow for debt repayment."

Third Quarter 2019 Consolidated Results

Revenues in the third quarter of 2019 were $4,264 million, a decrease of 6%, or 5% in local currency terms, compared to the third quarter of 2018, mainly due to generic competition to COPAXONE®, a decline in revenues from BENDEKA® / TREANDA® and certain other specialty products in the United States, as well as a decline in revenues in Russia and Japan, partially offset by higher revenues from AUSTEDO®, AJOVY® and QVAR® in the United States.

Exchange rate differences between the third quarter of 2019 and the third quarter of 2018 negatively impacted our revenues and GAAP operating income by $55 million and $19 million, respectively. Our non-GAAP operating income was negatively impacted by $22 million.

GAAP gross profit was $1,830 million in the third quarter of 2019, a decrease of 7% compared to the third quarter of 2018. GAAP gross profit margin was 42.9% in the third quarter of 2019, compared to 43.7% in the third quarter of 2018. Non-GAAP gross profit was $2,103 million in the third quarter of 2019, a decline of 7% compared to the third quarter of 2018. Non-GAAP gross profit margin was 49.3% in the third quarter of 2019, compared to 49.9% in the third quarter of 2018. The decrease in gross profit as a percentage of revenues was mainly due to lower profitability in North America, resulting mainly from a decline in COPAXONE revenues due to generic competition, partially offset by higher profitability in Europe, resulting mainly from lower cost of goods sold related to network optimization.

GAAP Research and Development (R&D) expenses in the third quarter of 2019 were $240 million, a decrease of 23% compared to the third quarter of 2018. Non-GAAP R&D expenses were $242 million, or 5.7% of quarterly revenues, in the third quarter of 2019, compared to $243 million, or 5.4%, in the third quarter of 2018. The decrease in R&D expenses resulted from cost of labor reductions, pipeline optimization and project terminations, partially offset by increased investment in early stage projects.

GAAP Selling and Marketing (S&M) expenses in the third quarter of 2019 were $595 million, a decrease of 15% compared to the third quarter of 2018. Non-GAAP S&M expenses were $551 million, or 12.9% of quarterly revenues, in the third quarter of 2019, compared to $634 million, or 14.0%, in the third quarter of 2018. The decrease was mainly due to cost reduction and efficiency measures as part of the restructuring plan.

GAAP General and Administrative (G&A) expenses in the third quarter of 2019 were $285 million, a decrease of 8% compared to the third quarter of 2018. Non-GAAP G&A expenses were $270 million, or 6.3% of quarterly revenues, in the third quarter of 2019, compared to $284 million, or 6.3%, in the third quarter of 2018. The decrease was mainly due to cost reduction and efficiency measures as part of the restructuring plan.

GAAP other income in the third quarter of 2019 was $14 million, compared to $35 million in the third quarter of 2018. Non-GAAP other income in the third quarter of 2019 was $11 million, compared to $4 million in the third quarter of 2018.

GAAP operating loss in the third quarter of 2019 was $81 million, compared to GAAP operating income of $16 million in the third quarter of 2018. Non-GAAP operating income in the third quarter of 2019 was $1,051 million, a decrease of 5% compared to $1,104 million in the third quarter of 2018. The decrease in non-GAAP operating income was mainly due to lower profits in North America, mainly resulting from a decline in COPAXONE revenues due to generic competition and lower revenues from certain other specialty products in North America, partially offset by cost reductions and efficiency measures as part of the restructuring plan and higher revenues from AUSTEDO.

EBITDA (non-GAAP operating income, which excludes amortization and certain other items, as well as depreciation expenses) was $1,183 million in the third quarter of 2019, a decrease of 6% compared to $1,254 million in the third quarter of 2018.

GAAP financial expenses were $211 million in the third quarter of 2019, compared to $229 million in the third quarter of 2018.

Non-GAAP financial expenses were $208 million in the third quarter of 2019, compared to $236 million in the third quarter of 2018. The decrease in non-GAAP financial expenses was mainly due to lower interest expenses resulting from debt prepayments during the period, as well as gains on our hedging and derivatives activities.

In the third quarter of 2019, we recognized a tax expense of $11 million, on pre-tax loss of $292 million. In the third quarter of 2018, we recognized a tax benefit of $26 million, or 12%, on pre-tax loss of $213 million. Our tax rate for the third quarter of 2019 was mainly affected by impairments, amortization, legal settlements with low corresponding tax effect and interest disallowance in connection with the U.S. Tax Cuts and Jobs Act. Non-GAAP income taxes for the third quarter of 2019 were $183 million, or 22%, on pre-tax non-GAAP income of $843 million. Non-GAAP income taxes in the third quarter of 2018 were $85 million, or 10%, on pre-tax non-GAAP income of $868 million. Our non-GAAP tax rate for the third quarter of 2019 was mainly affected by legal settlements with low corresponding tax effect, interest expense disallowance and other changes to tax positions and deductions.

We expect our annual non-GAAP tax rate for 2019 to be 18%, which is higher than our previous projections and our non-GAAP tax rate for 2018. This is due to legal settlements with low corresponding tax effect, interest expense disallowance and other changes to tax positions and deductions.

GAAP net loss attributable to ordinary shareholders was $314 million in the third quarter of 2019, compared to net loss of $273 million in the third quarter of 2018. Non-GAAP net income attributable to ordinary shareholders and non-GAAP diluted EPS in the third quarter of 2019 were $637 million and $0.58, respectively, compared to $694 million and $0.68 in the third quarter of 2018. The decrease in non-GAAP net income and EPS in the third quarter of 2019 is mainly due to higher tax expenses and lower operating profit, partially offset by lower finance expenses.

The weighted average diluted shares outstanding used for the fully diluted share calculation for the three months ended September 30, 2019 and 2018 were 1,092 million and 1,018 million shares, respectively. The weighted average outstanding shares for the fully diluted EPS calculation on a non-GAAP basis for the three months ended September 30, 2019 and 2018 were 1,093 million and 1,022 million shares, respectively. The increase was mainly due to the conversion of the mandatory convertible preferred shares to ordinary shares on December 17, 2018.

As of September 30, 2019 and 2018, the fully diluted share count for purposes of calculating our market capitalization was approximately 1,107 million and 1,111 million shares, respectively.

Non-GAAP information: Net non-GAAP adjustments in the third quarter of 2019 were $951 million. Non-GAAP net income and non-GAAP EPS for the third quarter of 2019 were adjusted to exclude the following items:

  Legal settlements and loss contingencies of $468 million, mainly related to the reserve update in connection with the opioids cases;
  Amortization of purchased intangible assets amounting to $255 million, of which $220 million is included in cost of goods sold and the remaining $35 million in S&M expenses;
  Impairment of long-lived assets of $204 million, comprised mainly of impairment of intangible assets of product rights and IPR&D assets in connection with the Actavis Generics acquisition;
  Restructuring expenses of $61 million;
  Contingent consideration expenses of $51 million, mainly related to bendamustine;
  Equity compensation expenses of $35 million;
  Minority income of $12 million;
  Other non-GAAP expenses of $61 million; and
  Income tax of $172 million.

Teva believes that excluding such items facilitates investors' understanding of its business. See the attached tables for a reconciliation of the GAAP results to the adjusted non-GAAP figures. Investors should consider non-GAAP financial measures in addition to, and not as replacement for, or superior to, measures of financial performance prepared in accordance with GAAP.

Cash flow generated from operating activities during the third quarter of 2019 was $325 million, compared to $421 million in the third quarter of 2018. The decrease in the third quarter of 2019 was mainly due to lower revenues and a reduction in sales reserves associated with the revenue decline.

Free cash flow (cash flow generated from operating activities, net of cash received for capital investments and beneficial interest collected in exchange for securitized trade receivables) was $551 million in the third quarter of 2019, compared to $704 million in the third quarter of 2018. The decrease in free cash flow was mainly due to the reasons mentioned above, as well as higher capital investments during the third quarter of 2019 compared to the third quarter of 2018.

As of September 30, 2019, our debt was $26,942 million, compared to $28,726 million as of June 30, 2019. The decrease was mainly due to repayment at maturity of our $1,556 million 1.7% senior notes and exchange rate fluctuations.

During the first quarter of 2019, we repurchased and canceled approximately $126 million principal amount of our $1,700 million 1.7% senior notes due July 2019.

During the second quarter of 2019, we repurchased and canceled approximately $18 million principal amount of our $1,574 million 1.7% senior notes due July 2019.

In July 2019, we repaid at maturity our $1,556 million 1.7% senior notes.

During the third quarter of 2019 we borrowed $500 million under the RCF and subsequently repaid $400 million of such borrowings. As of September 30, 2019, $100 million was outstanding under the RCF. As of the date hereof, no amounts are outstanding under the RCF.

As of September 30, 2019, the portion of total debt classified as “short-term” was 12%, similar to such portion as of June 30, 2019.

Segment Results for the Third Quarter 2019

North America Segment

Our North America segment includes the United States and Canada.

The following table presents revenues, expenses and profit for our North America segment for the three months ended September 30, 2019 and 2018:

	Three months ended September 30,
	2019		2018
	(U.S. $ in millions / % of Segment Revenues)
Revenues	$2,051	100%	$2,265	100.0%
Gross profit	1,048	51.1%	1,196	52.8%
R&D expenses	156	7.6%	158	7.0%
S&M expenses	219	10.7%	265	11.7%
G&A expenses	112	5.5%	128	5.7%
Other (income) expense	(5)	§	(4)	§
Segment profit*	$565	27.5%	$649	28.7%

* Segment profit does not include amortization and certain other items. § Represents an amount less than 0.5%.

Revenues from our North America segment in the third quarter of 2019 were $2,051 million, a decrease of $214 million, or 9%, compared to the third quarter of 2018. The decrease in the third quarter of 2019 was mainly due lower revenues from COPAXONE and certain other specialty products, partially offset by higher revenues from AUSTEDO, AJOVY and QVAR.

Revenues in the United States, our largest market, were $1,906 million in the third quarter of 2019, a decrease of $219 million, or 10%, compared to the third quarter of 2018.

Revenues by Major Products and Activities

The following table presents revenues for our North America segment by major products and activities for the three months ended September 30, 2019 and 2018:

North America	Three months ended September 30,		Percentage Change
	2019	2018	2019-2018
	(U.S. $ in millions)

Generic products	$914	$922	(1%)
COPAXONE	271	463	(41%)
BENDEKA/TREANDA	124	161	(23%)
ProAir*	71	107	(34%)
QVAR	60	36	68%
AJOVY	25	-	NA
AUSTEDO	105	62	71%
Anda	351	333	5%
Other	131	182	(28%)
Total	$2,051	$2,265	(9%)
_________
* Does not include sales of ProAir authorized generic, which are included under generic products.

Generic products revenues in our North America segment in the third quarter of 2019 were $914 million flat compared to the third quarter of 2018, due to new generic product launches, offset by market dynamics, including product mix and price erosion in our U.S. generics business.

In the third quarter of 2019, we led the U.S. generics market in total prescriptions and new prescriptions, with approximately 391 million total prescriptions (based on trailing twelve months), representing 10.6% of total U.S. generic prescriptions according to IQVIA data.

COPAXONE revenues in our North America segment in the third quarter of 2019 decreased by 41% to $271 million, compared to the third quarter of 2018, mainly due to generic competition in the United States.

COPAXONE revenues in the United States were $257 million in the third quarter of 2019.

BENDEKA and TREANDA combined revenues in our North America segment in the third quarter of 2019 decreased by 23% to $124 million, compared to the third quarter of 2018, mainly due to the June 2018 launch of Belrapzo® (a ready-to-dilute bendamustine hydrochloride) by Eagle Pharmaceuticals, Inc.

ProAir revenues in our North America segment in the third quarter of 2019 decreased by 34% to $71 million, compared to the third quarter of 2018, mainly due to lower volumes and lower net pricing. In January 2019, we launched our own ProAir authorized generic in the United States following the launch of a generic version of Ventolin® HFA, another albuterol inhaler. Revenues from our ProAir HFA authorized generic are included in “generic products” above.

QVAR revenues in our North America segment in the third quarter of 2019 increased by 68% to $60 million, compared to the third quarter of 2018 (which was a transition period due to the launch of QVAR® RediHaler™.)

AJOVY revenues in our North America segment in the third quarter of 2019 were $25 million. AJOVY, a preventive treatment of migraine in adults, was approved by the FDA and launched in the United States in September 2018.

AUSTEDO revenues in our North America segment in the third quarter of 2019 increased by 71% to $105 million, compared to $62 million in the third quarter of 2018.

Anda revenues in our North America segment in the third quarter of 2019 increased by 5% to $351 million, compared to $333 million in the third quarter of 2018, mainly due to higher volumes.

North America Gross Profit

Gross profit from our North America segment in the third quarter of 2019 was $1,048 million, a decrease of 12%, compared to $1,196 million in the third quarter of 2018. The decrease was mainly due to lower revenues from COPAXONE and certain other specialty products, partially offset by higher revenues from AUSTEDO, QVAR and AJOVY.

Gross profit margin for our North America segment in the third quarter of 2019 decreased to 51.1%, compared to 52.8% in the third quarter of 2018. The decrease was mainly due to lower revenues from COPAXONE and certain other specialty products, partially offset by higher gross profit margins from generic products.

North America Profit

Profit from our North America segment consists of gross profit less R&D expenses, S&M expenses, G&A expenses and any other income related to this segment. Segment profit does not include amortization and certain other items.

Profit from our North America segment in the third quarter of 2019 was $565 million, a decrease of 13%, compared to $649 million in the third quarter of 2018. The decrease was mainly due to lower revenues from COPAXONE and certain other specialty products, partially offset by higher revenues from AUSTEDO, QVAR and AJOVY, as well as cost reductions and efficiency measures as part of the restructuring plan.

Europe Segment

Our Europe segment includes the European Union and certain other European countries.

The following table presents revenues, expenses and profit for our Europe segment for the three months ended September 30, 2019 and 2018:

	Three months ended September 30,
	2019		2018
	(U.S. $ in millions / % of Segment Revenues)
Revenues	$1,163	100%	$1,212	100%
Gross profit	662	56.9%	676	55.8%
R&D expenses	63	5.4%	62	5.1%
S&M expenses	206	17.7%	242	20.0%
G&A expenses	56	4.9%	74	6.1%
Other (income) expense	(4)	§	1	§
Segment profit*	$340.86	29.3%	$297.00	24.5%
___________
* Segment profit does not include amortization and certain other items. § Represents an amount less than 0.5%.

Revenues from our Europe segment in the third quarter of 2019 were $1,163 million, a decrease of 4% or $49 million, compared to the third quarter of 2018. In local currency terms, revenues were flat, mainly due to strong new generic product launches and higher sales of OTC products, mostly offset by lower revenues from COPAXONE due to competing glatiramer acetate products.

Revenues by Major Products and Activities

The following table presents revenues for our Europe segment by major products and activities for the three months ended September 30, 2019 and 2018:

Europe	Three months ended September 30,		Percentage Change
	2019	2018	2018-2019
	(U.S. $ in millions)
Generic products	$836	$845	(1%)
COPAXONE	106	124	(14%)
Respiratory products	87	93	(7%)
Other	134	150	(10%)
Total	$1,163	$1,212	(4%)

Generic products revenues in our Europe segment in the third quarter of 2019, including OTC products, decreased by 1% to $836 million, compared to the third quarter of 2018. In local currency terms, revenues increased by 4% compared to the third quarter of 2018, mainly due to strong new generic product launches and higher sales of OTC products.

COPAXONE revenues in our Europe segment in the third quarter of 2019 decreased by 14% to $106 million, compared to the third quarter of 2018. In local currency terms, revenues decreased by 10%, mainly due to price reductions, as well as volume decline resulting from competing glatiramer acetate products.

Respiratory products revenues in our Europe segment in the third quarter of 2019 decreased by 7% to $87 million, compared to the third quarter of 2018. In local currency terms, revenues decreased by 2%, mainly due to lower sales in the United Kingdom.

Europe Gross Profit

Gross profit from our Europe segment in the third quarter of 2019 was $662 million, a decrease of 2% compared to $676 million in the third quarter of 2018. The decrease was mainly due to lower revenues from COPAXONE and the impact of currency fluctuations, partially offset by new generic product launches.

Gross profit margin for our Europe segment in the third quarter of 2019 increased to 56.9%, compared to 55.8% in the third quarter of 2018. The increase was mainly due to lower cost of goods sold related to network optimization.

Europe Profit

Profit from our Europe segment consists of gross profit less R&D expenses, S&M expenses, G&A expenses and any other income related to this segment. Segment profit does not include amortization and certain other items.

Profit from our Europe segment in the third quarter of 2019 was $341 million, an increase of 15%, compared to $297 million in the third quarter of 2018. The increase was mainly due to strong new generic product launches, cost reductions and efficiency measures as part of the restructuring plan, partially offset by the impact of currency fluctuations.

International Markets Segment

Our International Markets segment includes all countries other than those in our North America and Europe segments. The key markets in this segment are Israel, Japan and Russia.

The following table presents revenues, expenses and profit for our International Markets segment for the three months ended September 30, 2019 and 2018:

	Three months ended September 30,
	2019		2018
	(U.S. $ in millions / % of Segment Revenues)
Revenues	$736	100%	$726	100%
Gross profit	295	40.1%	301	41.4%
R&D expenses	21	2.8%	21	2.9%
S&M expenses	114	15.4%	120	16.5%
G&A expenses	32	4.3%	37	5.1%
Other (income) expense	(1)	§	-	§
Segment profit*	$130	17.7%	$123	16.9%
__________
* Segment profit does not include amortization and certain other items. § Represents an amount less than 0.5%.

Revenues from our International Markets segment in the third quarter of 2019 were $736 million, an increase of $10 million, or 1%, compared to the third quarter of 2018. In local currency terms, revenues increased 1% compared to the third quarter of 2018, mainly due to higher distribution activities in Israel, partially offset by lower sales in Japan and Russia.

Revenues by Major Products and Activities

The following table presents revenues for our International Markets segment by major products and activities for the three months ended September 30, 2019 and 2018:

International markets	Three months ended September 30,		Percentage Change
	2019	2018	2018-2019
	(U.S. $ in millions)

Generic products	$474	$498	(5%)
COPAXONE	20	14	39%
Distribution	176	149	18%
Other	66	65	3%
Total	$736	$726	1%

Generic products revenues in our International Markets segment in the third quarter of 2019, which include OTC products, decreased by 5% to $474 million, compared to the third quarter of 2018. In local currency terms, revenues decreased by 5%, mainly due to lower sales in Japan resulting from generic competition to off-patented products, as well as lower sales in Russia.

COPAXONE revenues in our International Markets segment in the third quarter of 2019 increased by 39% to $20 million, compared to $14 million in the third quarter of 2018. In local currency terms, revenues increased by 46%.

Distribution revenues in our International Markets segment in the third quarter of 2019 increased by 18% to $176 million, compared to $149 million in the third quarter of 2018. In local currency terms, revenues increased by 15%, mainly due to agreements with new distribution partners.

International Markets Gross Profit Gross profit from our International Markets segment in the third quarter of 2019 was $295 million, a decrease of 2% compared to $301 million in the third quarter of 2018.

Gross profit margin for our International Markets segment in the third quarter of 2019 decreased to 40.1%, compared to 41.4% in the third quarter of 2018. The decrease was mainly due to changes in product mix.

International Markets Profit

Profit from our International Markets segment consists of gross profit less R&D expenses, S&M expenses, G&A expenses and any other income related to this segment. Segment profit does not include amortization and certain other items.

Profit from our International Markets segment in the third quarter of 2019 was $130 million, an increase of 6%, compared to $123 million in the third quarter of 2018. The increase was mainly due to cost reductions and efficiency measures as part of the restructuring plan.

Other Activities

We have other sources of revenue, primarily the sale of APIs to third parties, certain contract manufacturing services and an out-licensing platform offering a portfolio of products to other pharmaceutical companies through our affiliate Medis. Our other activities are not included in our North America, Europe or International Markets segments described above.

Our revenues from other activities in the third quarter of 2019 were $314 million, a decrease of 4% compared to the third quarter of 2018. In local currency terms, revenues decreased by 2%.

API sales to third parties in the third quarter of 2019 were $176 million, an increase of 3% in both U.S. dollar and local currency terms, compared to the third quarter of 2018.

Conference Call

Teva will host a conference call and live webcast along with a slide presentation on Thursday, November 7, 2019 at 8:00 a.m. ET to discuss its third quarter 2019 results and overall business environment. A question & answer session will follow.

United States 1 (866) 966-1396
International +44 (0) 2071 928000
Israel 1 (809) 203-624

For a list of other international toll-free numbers, click here.

Passcode: 5965257.

A live webcast of the call will also be available on Teva’s website at: ir.tevapharm.com. Please log in at least 10 minutes prior to the conference call in order to download the applicable software.

Following the conclusion of the call, a replay of the webcast will be available within 24 hours on the Company's website. The replay can also be accessed until November 30, 2019, 9:00 a.m. ET by calling United States 1 (866) 331-1332 or International +44 (0) 3333009785; passcode: 5965257.

About Teva

Teva Pharmaceutical Industries Ltd. (NYSE and TASE: TEVA) has been developing and producing medicines to improve people’s lives for more than a century. We are a global leader in generic and specialty medicines with a portfolio consisting of over 3,500 products in nearly every therapeutic area. Around 200 million people around the world take a Teva medicine every day, and are served by one of the largest and most complex supply chains in the pharmaceutical industry. Along with our established presence in generics, we have significant innovative research and operations supporting our growing portfolio of specialty and biopharmaceutical products. Learn more at http://www.tevapharm.com.

Some amounts in this press release may not add up due to rounding. All percentages have been calculated using unrounded amounts.

Non-GAAP Financial Measures

This press release contains certain financial information that differs from what is reported under accounting principles generally accepted in the United States ("GAAP"). These non-GAAP financial measures, including, but not limited to, non-GAAP EPS, non-GAAP operating income, non-GAAP gross profit, non-GAAP gross profit margin, EBITDA, non-GAAP financial expenses, non-GAAP income taxes, non-GAAP net income and non-GAAP diluted EPS are presented in order to facilitates investors' understanding of our business. We utilize certain non-GAAP financial measures to evaluate performance, in conjunction with other performance metrics. The following are examples of how we utilize the non-GAAP measures: our management and board of directors use the non-GAAP measures to evaluate our operational performance, to compare against work plans and budgets, and ultimately to evaluate the performance of management; our annual budgets are prepared on a non-GAAP basis; and senior management’s annual compensation is derived, in part, using these non-GAAP measures. See the attached tables for a reconciliation of the GAAP results to the adjusted non-GAAP figures. Investors should consider non-GAAP financial measures in addition to, and not as replacements for, or superior to, measures of financial performance prepared in accordance with GAAP. We are not providing forward looking guidance for GAAP reported financial measures or a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measure because we are unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current beliefs and expectations and are subject to substantial risks and uncertainties, both known and unknown, that could cause our future results, performance or achievements to differ significantly from that expressed or implied by such forward-looking statements. Important factors that could cause or contribute to such differences include risks relating to:

  our ability to successfully compete in the marketplace, including: that we are substantially dependent on our generic products; competition for our specialty products, especially COPAXONE®, our leading medicine, which faces competition from existing and potential additional generic versions and orally-administered alternatives; the uncertainty of commercial success of AJOVY® or AUSTEDO®; competition from companies with greater resources and capabilities; efforts of pharmaceutical companies to limit the use of generics, including through legislation and regulations; consolidation of our customer base and commercial alliances among our customers; the increase in the number of competitors targeting generic opportunities and seeking U.S. market exclusivity for generic versions of significant products; price erosion relating to our products, both from competing products and increased regulation; delays in launches of new products and our ability to achieve expected results from investments in our product pipeline; our ability to take advantage of high-value opportunities; the difficulty and expense of obtaining licenses to proprietary technologies; and the effectiveness of our patents and other measures to protect our intellectual property rights;
  our substantial indebtedness, which may limit our ability to incur additional indebtedness, engage in additional transactions or make new investments, may result in a further downgrade of our credit ratings; and our inability to raise debt or borrow funds in amounts or on terms that are favorable to us;
  our business and operations in general, including: failure to effectively execute our restructuring plan announced in December 2017; uncertainties related to, and failure to achieve, the potential benefits and success of our senior management team and organizational structure, including changes to our senior management team; harm to our pipeline of future products due to the ongoing review of our R&D programs; our ability to develop and commercialize additional pharmaceutical products; potential additional adverse consequences following our resolution with the U.S. government of our FCPA investigation; compliance with sanctions and other trade control laws; manufacturing or quality control problems, which may damage our reputation for quality production and require costly remediation; interruptions in our supply chain; disruptions of our or third party information technology systems or breaches of our data security; the failure to recruit or retain key personnel; variations in intellectual property laws that may adversely affect our ability to manufacture our products; challenges associated with conducting business globally, including adverse effects of political or economic instability, major hostilities or terrorism; significant sales to a limited number of customers in our U.S. market; our ability to successfully bid for suitable acquisition targets or licensing opportunities, or to consummate and integrate acquisitions; implementation of a new enterprise resource planning system that, if deficient, could materially and adversely affect our operations and/or the effectiveness of our internal controls; and our prospects and opportunities for growth if we sell assets ;
  compliance, regulatory and litigation matters, including: our ability to reach a final resolution of the remaining opioid-related litigation; costs and delays resulting from the extensive governmental regulation to which we are subject; the effects of reforms in healthcare regulation and reductions in pharmaceutical pricing, reimbursement and coverage; increased legal and regulatory action in connection with public concern over the abuse of opioid medications in the U.S.; governmental investigations into selling and marketing practices; potential liability for patent infringement; product liability claims; increased government scrutiny of our patent settlement agreements; failure to comply with complex Medicare and Medicaid reporting and payment obligations; and environmental risks;
  other financial and economic risks, including: our exposure to currency fluctuations and restrictions as well as credit risks; potential impairments of our intangible assets; potential significant increases in tax liabilities; and the effect on our overall effective tax rate of the termination or expiration of governmental programs or tax benefits, or of a change in our business;

and other factors discussed in this press release, in our Quarterly Report on Form 10-Q for the third quarter of 2019 and in our Annual Report on Form 10-K for the year ended December 31, 2018, including in the sections captioned "Risk Factors” and “Forward Looking Statements.” Forward-looking statements speak only as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statements or other information contained herein, whether as a result of new information, future events or otherwise. You are cautioned not to put undue reliance on these forward-looking statements.

Consolidated Statements of Income
(U.S. dollars in millions, except share and per share data)

		Three months ended		Nine months ended
		September 30,		September 30,
		2019	2018	2019	2018
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenues		4,264	4,529	12,896	14,295
Cost of sales		2,435	2,552	7,318	7,970
Gross profit		1,830	1,977	5,579	6,325
Research and development expenses		240	311	778	918
Selling and marketing expenses		595	699	1,908	2,119
General and administrative expenses		285	309	873	954
Intangible assets impairment		177	519	1,206	1,246
Goodwill impairment		-	-	-	300
Other asset impairments, restructuring and other items		160	139	263	834
Legal settlements and loss contingencies		468	19	1,171	(1,239)
Other income		(14)	(35)	(29)	(334)
Operating income (loss)		(81)	16	(591)	1,527
Financial expenses – net		211	229	635	736
Income (loss) before income taxes		(292)	(213)	(1,226)	791
Income taxes (benefit)		11	(26)	(159)	(56)
Share in losses of associated companies- net		4	10	8	76
Net income (loss)		(307)	(197)	(1,076)	771
Net income attributable to non-controlling interests		7	11	33	35
Net income (loss) attributable to Teva		(314)	(208)	(1,108)	736
Dividends on preferred shares		-	65	-	195
Net income (loss) attributable to Teva's ordinary shareholders		(314)	(273)	(1,108)	541

Earnings (loss) per share attributable to ordinary shareholders:	Basic ($)	(0.29)	(0.27)	(1.02)	0.53
	Diluted ($)	(0.29)	(0.27)	(1.02)	0.53
Weighted average number of shares (in millions):	Basic	1,092	1,018	1,091	1,018
	Diluted	1,092	1,018	1,091	1,020

Non-GAAP net income attributable to ordinary shareholders:*		637	759	1,944	2,637
Non-GAAP net income attributable to ordinary shareholders for diluted earnings per share:		637	694	1,944	2,442

Non-GAAP earnings per share attributable to ordinary shareholders:*	Basic ($)	0.58	0.68	1.78	2.40
	Diluted ($)	0.58	0.68	1.78	2.39

Non-GAAP average number of shares (in millions):	Basic	1,092	1,018	1,091	1,018
	Diluted	1,093	1,022	1,093	1,020

* See reconciliation attached.

Condensed Consolidated Balance Sheets
(U.S. dollars in millions)

	September 30,	December 31,
	2019	2018
ASSETS	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	1,241	1,782
Trade receivables	5,254	5,822
Inventories	4,636	4,731
Prepaid expenses	976	899
Other current assets	416	468
Assets held for sale	18	92
Total current assets	12,542	13,794
Deferred income taxes	331	368
Other non-current assets	727	731
Property, plant and equipment, net	6,643	6,868
Operating lease right-of-use assets	468	-
Identifiable intangible assets, net	11,878	14,005
Goodwill	24,657	24,917
Total assets	57,246	60,683

LIABILITIES & EQUITY
Current liabilities:
Short-term debt	3,130	2,216
Sales reserves and allowances	6,137	6,711
Trade payables	1,688	1,853
Employee-related obligations	583	870
Accrued expenses	1,748	1,868
Other current liabilities	820	804
Total current liabilities	14,107	14,322

Long-term liabilities:
Deferred income taxes	1,462	2,140
Other taxes and long-term liabilities	2,546	1,727
Senior notes and loans	23,812	26,700
Operating Lease Liabilities	394	-
Total long-term liabilities	28,215	30,567
Equity:
Teva shareholders’ equity	13,790	14,707
Non-controlling interests	1,134	1,087
Total equity	14,925	15,794
Total liabilities and equity	57,246	60,683

TEVA PHARMACEUTICAL INDUSTRIES LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(U.S. dollars in millions)
(Unaudited)

	Nine months ended		Three months ended
	September 30,		September 30,
	2019	2018	2019	2018
Operating activities:
Net income (loss)	$(1,076)	$771	$(307)	$(197)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	1,306	1,460	413	474
Impairment of long-lived assets	1,302	1,501	205	521
Net change in operating assets and liabilities	(784)	(1,521)	272	(253)
Deferred income taxes – net and uncertain tax positions	(652)	(650)	(290)	(161)
Stock-based compensation	99	122	35	45
Net loss (gain) from sale of long-lived assets and investments	10	(53)	4	35
Other items	5	(8)	(6)	(52)
Goodwill impairment	-	300	-	-
Impairment of equity investment	-	103	-	9
In process research and development	-	54	-	-
Net cash provided by operating activities	210	2,079	325	421

Investing activities:
Beneficial interest collected in exchange for securitized trade receivables	1,108	1,372	362	402
Purchases of property, plant and equipment	(406)	(438)	(169)	(139)
Proceeds from sales of business, investments and long-lived assets	169	880	35	39
Other investing activities	59	34	-	45
Purchases of investments and other assets	(5)	(56)	(4)	-
Net cash provided by investing activities	925	1,792	224	347

Financing activities:
Repayment of senior notes and loans and other long-term liabilities	(1,715)	(6,989)	(1,558)	(700)
Net change in short-term debt	96	(262)	98	(1)
Tax withholding payments made on shares and dividends	(52)	(22)	-	-
Other financing activities	(14)	(13)	(1)	(3)
Proceeds from senior notes and loans, net of issuance costs	-	4,434	-	(1)
Net cash used in financing activities	(1,685)	(2,852)	(1,461)	(705)
Translation adjustment on cash and cash equivalents	9	(107)	(12)	(49)
Net change in cash and cash equivalents	(541)	912	(924)	14
Balance of cash and cash equivalents at beginning of period	1,782	963	2,165	1,861

Balance of cash and cash equivalents at end of period	$1,241	$1,875	$1,241	$1,875

Non-cash financing and investing activities:
Beneficial interest obtained in exchange for securitized trade receivables	$1,123	$1,345	$353	$377

	Three Months Ended September 30, 2019
	U.S. $ and shares in millions (except per share amounts)
	GAAP	Excluded for non-GAAP measurement											Non GAAP
		Amortization of purchased intangible assets	Legal settlements and loss contingencies	Impairment of long-lived assets	Restructuring costs	Costs related to regulatory actions taken in facilities	Equity compensation	Contingent consideration	Gain on sale of business	Other non GAAP items	Other items	Corresponding tax effect
Cost of sales	2,435	220				11	7			35			2,162
R&D expenses	240						5			(7)			242
S&M expenses	595	35					9						551
G&A expenses	285						14			1			270
Other (income) expense	(14)								(3)				(11)
Legal settlements and loss contingencies	468		468										-
Other assets impairments, restructuring and other items	160			28	61			51		21			-
Intangible assets impairment	177			177									0
Financial expenses, net	211										3		208
Income taxes	11											(172)	183
Share in losses of associated companies – net	4										-		4
Net income (loss) attributable to non-controlling interests	7										(12)		19
Total reconciled items		255	468	204	61	11	35	51	(3)	51	(9)	(172)

EPS - Basic	(0.29)											0.87	0.58
EPS - Diluted	(0.29)											0.87	0.58

	The non-GAAP diluted weighted average number of shares was 1,093 million for the three months ended September 30, 2019.

	Nine Months Ended September 30, 2019
	U.S. $ and shares in millions (except per share amounts)
	GAAP	Excluded for non-GAAP measurement													Non GAAP
		Amortization of purchased intangible assets	Legal settlements and loss contingencies	Impairment of long-lived assets	Acquisition, integration and related expenses	Restructuring costs	Costs related to regulatory actions taken in facilities	Equity compensation	Contingent consideration	Gain on sale of business	Other non GAAP items	Other items	Corresponding tax effect	Unusual tax item*
Cost of sales	7,318	717					28	21			96				6,456
R&D expenses	778							17			(7)				768
S&M expenses	1,908	105						29			0				1,774
G&A expenses	873							37			0				836
Other (income) expense	(29)									(12)					(17)
Legal settlements and loss contingencies	1,171		1,171												-
Other assets impairments, restructuring and other items	263			96	2	140			4		22	-			-
Intangible assets impairment	1,206			1,206											-
Financial expenses, net	635											9			626
Income taxes	(159)												(662)	61	442
Share in losses of associated companies – net	8											-			8
Net income (loss) attributable to non-controlling interests	33											(28)			61
Total reconciled items		823	1,171	1,302	2	140	28	104	4	(12)	111	(19)	(662)	61

EPS - Basic	(1.02)													2.80	1.78
EPS - Diluted	(1.02)													2.80	1.78

	The non-GAAP diluted weighted average number of shares was 1,093 million for the nine months ended September 30, 2019.

	*Interest disallowance as a result of the U.S. Tax Cuts and Jobs Act.

	Three Months Ended September 30, 2018
	U.S. $ and shares in millions (except per share amounts)
	GAAP	Excluded for non-GAAP measurement												Non GAAP
		Amortization of purchased intangible assets	Legal settlements and loss contingencies	Impairment of long-lived assets	Other R&D expenses	Acquisition, integration and related expenses	Restructuring costs	Costs related to regulatory actions taken in facilities	Equity compensation	Contingent consideration	Other non GAAP items	Other items	Corresponding tax effect
Cost of sales	2,552	246						1	7		30			2,268
R&D expenses	311				60				7		1			243
S&M expenses	699	51							14		-			634
G&A expenses	309								17		8			284
Other (income) expense	(35)										(31)			(4)
Legal settlements and loss contingencies	19		19											-
Other assets impairments, restructuring and other items	139			2		4	88			29	16			-
Intangible assets impairment	519			519										-
Financial expenses, net	229											(7)		236
Income taxes	(26)												(111)	85
Share in losses of associated companies – net	10											9		1
Net income (loss) attributable to non-controlling interests	11											(12)		23
Total reconciled items		297	19	521	60	4	88	1	45	29	24	(10)	(111)

EPS - Basic	(0.27)												0.95	0.68
EPS - Diluted	(0.27)												0.95	0.68

	The non-GAAP diluted weighted average number of shares was 1,022 million for the three months ended September 30, 2018.

	Nine months ended September 30, 2018
	U.S. $ and shares in millions (except per share amounts)
	GAAP	Excluded for non-GAAP measurement														Non GAAP
		Amortization of purchased intangible assets	Goodwill impairment	Legal settlements and loss contingencies	Impairment of long-lived assets	Other R&D expenses	Acquisition, integration and related expenses	Restructuring costs	Costs related to regulatory actions taken in facilities	Equity compensation	Contingent consideration	Gain on sale of business	Other non GAAP items	Other items	Corresponding tax effect
Cost of sales	7,970	771							6	22			94			7,077
R&D expenses	918					82				21			2			813
S&M expenses	2,119	138								35			(4)			1,950
G&A expenses	954									44			12			898
Other (income) expense	(334)											(114)				(220)
Legal settlements and loss contingencies	(1,239)			(1,239)												-
Other assets impairments, restructuring and other items	834				255		9	442			84		44			-
Intangible assets impairment	1,246				1,246											-
Goodwill impairment	300		300													-
Financial expenses, net	736													59		677
Income taxes	(56)														(479)	423
Share in losses of associated companies – net	76													103		(27)
Net income (loss) attributable to non-controlling interests	35													(32)		67
Total reconciled items
Total reconciled items		909		(1,239)	1,501	82	9	442	6	122	84	(114)	148	130	(479)
EPS - Basic	0.53														1.87	2.40
EPS - Diluted	0.53														1.86	2.39

	The non-GAAP diluted weighted average number of shares was 1,020 million for the nine months ended September 30, 2018.

	Segment Information

	North America		Europe		International Markets
	Three months ended September 30,		Three months ended September 30,		Three months ended September 30,
	2019	2018	2019	2018	2019	2018

	(U.S. $ in millions)		(U.S. $ in millions)		(U.S. $ in millions)

Revenues	$2,051	$2,265	$1,163	$1,212	$736	$726
Gross profit	1,048	1,196	662	676	295	301
R&D expenses	156	158	63	62	21	21
S&M expenses	219	265	206	242	114	120
G&A expenses	112	128	56	74	32	37
Other (income) loss	(5)	(4)	(4)	1	(1)	-
Segment profit	$565	$649	$341	$297	$130	$123

	Segment Information

	North America		Europe		International Markets
	Nine months ended September 30,		Nine months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018	2019	2018

	(U.S. $ in millions)		(U.S. $ in millions)		(U.S. $ in millions)

Revenues	$6,169	$7,059	$3,611	$3,982	$2,145	$2,265
Gross profit	3,155	3,778	2,066	2,195	877	942
R&D expenses	497	528	199	208	66	70
S&M expenses	756	813	637	725	348	384
G&A expenses	342	357	175	243	102	115
Other income	(6)	(206)	(5)	(1)	(2)	(11)
Segment profit	$1,566	$2,286	$1,060	$1,020	$363	$384

Reconciliation of our segment profit
to consolidated income before income taxes
	Three months ended
	September 30,
	2019	2018

	(U.S.$ in millions)

North America profit	$565	$649
Europe profit	341	297
International Markets profit	130	123
Total segment profit	1,036	1,069
Profit of other activities	16	35
	1,051	1,104
Amounts not allocated to segments:
Amortization	255	297
Other asset impairments, restructuring and other items	160	139
Intangible asset impairments	177	519
Gain on divestitures, net of divestitures related costs	(3)	(31)
Other R&D expenses (income)	(7)	60
Costs related to regulatory actions taken in facilities	11	1
Legal settlements and loss contingencies	468	19
Other unallocated amounts	72	84

Consolidated operating income (loss)	(81)	16
Financial expenses - net	211	229
Consolidated loss before income taxes	$(292)	$(213)

Reconciliation of our segment profit
to consolidated income before income taxes
	Nine months ended
	September 30,
	2019	2018

	(U.S.$ in millions)

North America profit	$1,566	$2,286
Europe profit	1,060	1,020
International Markets profit	363	384
Total segment profit	2,989	3,690
Profit of other activities	92	87
	3,081	3,777
Amounts not allocated to segments:
Amortization	823	909
Other asset impairments, restructuring and other items	263	834
Goodwill impairment	-	300
Intangible asset impairments	1,206	1,246
Gain on divestitures, net of divestitures related costs	(12)	(114)
Other R&D expenses	(7)	82
Costs related to regulatory actions taken in facilities	28	6
Legal settlements and loss contingencies	1,171	(1,239)
Other unallocated amounts	201	226

Consolidated operating income (loss)	(591)	1,527
Financial expenses - net	635	736
Consolidated income (loss) before income taxes	$(1,226)	$791

Revenues by Activity and Geographical Area
(Unaudited)

	Three months ended
	September 30,		Percentage Change
	2019	2018	2018-2019
	(U.S.$ in millions)
North America segment
Generic products	$914	$922	(1%)
COPAXONE	271	463	(41%)
BENDEKA / TREANDA	124	161	(23%)
ProAir	71	107	(34%)
QVAR	60	36	68%
AJOVY	25	-	NA
AUSTEDO	105	62	71%
Anda	351	333	5%
Other	131	182	(28%)
Total	2,051	2,265	(9%)

	Three months ended
	September 30,		Percentage Change
	2019	2018	2018-2019
	(U.S.$ in millions)
Europe segment
Generic medicines	$836	$845	(1%)
COPAXONE	106	124	(14%)
Respiratory products	87	93	(7%)
Other	134	150	(10%)
Total	1,163	1,212	(4%)

	Three months ended
	September 30,		Percentage Change
	2019	2018	2018-2019
	(U.S.$ in millions)
International Markets segment
Generics medicines	$474	$498	(5%)
COPAXONE	20	14	39%
Distribution	176	149	18%
Other	66	65	3%
Total	736	726	1%

Revenues by Activity and Geographical Area
(Unaudited)

	Nine months ended
	September 30,		Percentage Change
	2019	2018	2018-2019
	(U.S.$ in millions)
North America segment
Generic products	$2,826	$2,957	(4%)
COPAXONE	753	1,403	(46%)
BENDEKA / TREANDA	353	502	(30%)
ProAir	194	352	(45%)
QVAR	183	173	6%
AJOVY	68	-	N/A
AUSTEDO	276	136	103%
Anda	1,080	984	10%
Other	436	554	(21%)
Total	6,169	7,059	(13%)

	Nine months ended
	September 30,		Percentage Change
	2019	2018	2018-2019
	(U.S.$ in millions)
Europe segment
Generic medicines	$2,599	$2,749	(5%)
COPAXONE	327	417	(22%)
Respiratory products	267	312	(14%)
Other	417	504	(17%)
Total	3,611	3,982	(9%)

	Nine months ended
	September 30,		Percentage Change
	2019	2018	2018-2019
	(U.S.$ in millions)
International Markets segment
Generics medicines	$1,404	$1,523	(8%)
COPAXONE	46	52	(12%)
Distribution	491	456	8%
Other	204	233	(13%)
Total	2,145	2,265	(5%)

Free cash flow reconciliation
(Unaudited)

	Three months ended September 30,
	2019	2018

	(U.S. $ in millions)

Net cash provided by operating activities	325	421
Beneficial interest collected in exchange for securitized trade receivables, included in investing activities	362	402
capital expenditures	(169)	(139)
Proceeds from sale of property, plant and equipment, intangible assets and companies	33	20
Free cash flow	$551	$704

Free cash flow reconciliation
(Unaudited)

	Nine months ended September 30,
	2019	2018

	(U.S. $ in millions)

Net cash provided by operating activities	210	2,079
Beneficial interest collected in exchange for securitized trade receivables, included in investing activities	1,108	1,372
capital expenditures	(406)	(438)
Proceeds from sale of property, plant and equipment, intangible assets and companies	167	144
Free cash flow	$1,079	$3,157

Contacts

IR Contacts
United States
Kevin C. Mannix (215) 591-8912
Ran Meir 972 (3) 926-7516

PR Contacts
United States
Kelley Dougherty (973) 658-0237
Israel
Yonatan Beker 972 (54) 888 5898